UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020.

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6160 Plumas Street, Suite 100, Reno, NV 89519

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

1

Item 8.01 – Other Events

EXTENSION OF TIME TO FILE THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 2020 PURSUANT TO SECURITIES AND EXCHANGE COMMISSION ORDER [RELEASE NO. 34-88465 / MARCH 25, 2020] UNDER SECTION 36 OF THE SECURITIES EXCHANGE ACT OF 1934 MODIFYING EXEMPTIONS FROM THE REPORTING AND PROXY DELIVERY REQUIREMENTS FOR PUBLIC COMPANIES AS RELIEF PROVIDED TO REGISTRANTS OR OTHER PERSONS IMPACTED BY COVID-19 FROM MARCH 1, 2020 TO JULY 1, 2020.

1.	The Company is relying on the Order (Release No. 34-88465) for the extension of up to 45 days after the required filing date of May 15, 2020;
2.	The Company is not in a position to file its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Quarterly Report”) in a timely manner (by the May 15, 2020 due date) as there is a delay in obtaining certain information necessary from its subtenants because of the ongoing coronavirus (COVID-19) pandemic, in order for the Company to complete its financial statement disclosures;

3.	Although the Company is relying on, and may ultimately require the full 45 days of relief, which may be necessary if the COVID-19 pandemic continues to impose additional burdens and delays on obtaining the information for financial disclosure from its subtenants, it is anticipated that the Quarterly Report, will be filed on or before June 15, 2020;

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:May 15, 2020	DIEGO PELLICER WORLDWIDE, INC.

	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer

3